Exhibit 99.2

wtwco.com WTW Earnings Release Supplemental Materials February 8, 2022 2021 Fourth Quarter and Full Year Financial Results © 2022 WTW. All rights reserved.

WTW Forward Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as "may", "will", "would", "expect", "anticipate", "believe", "estimate", "plan", "intend", "continue", or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, such things as our outlook, the impact of the COVID-19 pandemic on our business, impact of the termination of the business combination with Aon plc and the divestitures contemplated in connection therewith, future capital expenditures, ongoing working capital efforts, future share repurchases, financial results (including our revenue, costs or margins), the impact of changes to tax laws on our financial results, existing and evolving business strategies and acquisitions and dispositions, including the sale of Willis Re to Arthur J. Gallagher ("Gallagher"), demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully manage ongoing organizational, leadership and technology changes, including investments in improving systems and processes, our ability to implement and realize anticipated benefits of any cost-saving initiatives including the multiyear operational transformation program and plans and references to future successes, including our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WTW's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: our ability to successfully establish, execute and achieve our global business strategy as it evolves; our ability to fully realize anticipated benefits of our growth strategy; changes in demand for our services, including any decline in consulting services, defined benefit pension plans or the purchasing of insurance; the risks related to changes in general economic, business and political conditions, including changes in the financial markets and inflation; the risks relating to the adverse impact of the ongoing COVID-19 pandemic, including supply chain, workforce availability, vaccination rates, new or emerging variants and further social-distancing orders in jurisdictions where we do business, on the demand for our products and services, our cash flows and our business operations, including increased demand on our information technology resources and systems and related risks of cybersecurity breaches or incidents; the risks relating to the sale of Willis Re to Gallagher, including incremental business, operational and regulatory risks created by transitional arrangements and pending transactions; significant competition that we face and the potential for loss of market share and/or profitability; the impact of seasonality, differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales; the failure to protect client data or breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk of substantial negative outcomes on existing litigation or investigation matters; changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; our ability to make divestitures or acquisitions and our ability to integrate or manage such acquired businesses; our ability to successfully hedge against fluctuations in foreign currency rates; our ability to integrate direct-to-consumer sales and marketing solutions with our existing offerings and solutions; our ability to comply with complex and evolving regulations related to data privacy and cyber security; our ability to successfully manage ongoing organizational changes, including investments in improving systems and processes; disasters or business continuity problems; the impact of Brexit; our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow; the potential impact of the anticipated replacement of the London Interbank Offered Rate ('LIBOR'); our ability to properly identify and manage conflicts of interest; reputational damage, including from association with third parties; reliance on third-party services; risks relating to changes in our management structures and in senior leadership; the loss of key employees or a large number of employees; doing business internationally, including the impact of exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations; our ability to effectively apply technology, data and analytics changes for internal operations, maintaining industry standards and meeting client preferences; changes and developments in the insurance industry or the U.S. healthcare system, including those related to Medicare and any legislative actions from the current U.S. Congress; the inability to protect the Company's intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in our pension assets and liabilities; our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; our ability to obtain financing on favorable terms or at all; adverse changes in our credit ratings; the impact of recent or potential changes to U.S. or foreign tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws, development of case law, other regulations and any policy changes and legislative actions; U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares; changes in accounting principles, estimates or assumptions; risks relating to or arising from environmental, social and governance (ESG) practices; fluctuation in revenue against our relatively fixed or higher than expected expenses; the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities; and our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries. The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see Part I, Item 1A in our Annual Report on Form 10-K, and our subsequent filings with the SEC. Copies are available online at http://www.sec.gov or www.wtwco.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

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2

WTW Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that WTW's management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income/Margin, (4) Adjusted EBITDA/Margin, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate and (9) Free Cash Flow.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Reconciliations of these measures are included in the accompanying appendix of these earning release supplemental materials.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

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wtwco.com Q4 2021 GAAP Financial Results Key figures as reported are from continuing operations unless otherwise stated 4 © 2022 WTW. All rights reserved. $USD million, except EPS and % Three months ended December 31, Years ended December 31, 2020 2021 change % 2020 2021 change % Revenue $2,669 $2,706 +1% $8,615 $8,998 +4% Income from operations $579 $690 +19% $859 $2,202 +156% Operating margin % 21.7% 25.5% +380 bps 10.0% 24.5% +1,450 bps Income from continuing operations $478 $574 +20% $762 $2,156 +183% Income from discontinued operations, net of tax $5 $1,833 +36,560% $258 $2,080 +706% Income from continuing operations per share, diluted $3.62 $4.54 +25% $5.67 $16.63 +193% Income from discontinued operations per share, diluted $0.04 $14.64 +36,500% 1.98 $16.15 +716% Diluted earnings per share* $3.66 $19.19 +424% $7.65 $32.78 +328% Net cash from operating activities* $1,774 $2,061 +16% * includes discontinued operations

2021 Non-GAAP Metrics From Continuing Operations[1] and Key Metrics

WTW reports full year and fourth quarter 2021 earnings

Total Revenue

$9.0B

FY2021 Full Year Revenue

Broad-Based Organic Growth

Constant currency growth of 2% and organic revenue growth of 4% for the quarter. Organic revenue growth across all segments

Reflects our commitment to our clients and their rapidly evolving needs as they continue to navigate business disruptions and marketplace uncertainty

Constant Currency %		Organic %	
+2%	+2%	+6%	+4%
FY2021	Q4 2021	FY2021	Q4 2021

Adj. Diluted EPS[2]

$11.60

FY2021 Full Year
Adj. Diluted EPS

Double-Digit Earnings Growth

Delivered strong adjusted diluted EPS growth of 19%

Underpinned by growth in core operations as well as effective cost management

+19%	$5.67
FY2021 Growth %	Q4 2021

Adj. Operating Margin[2]

19.9%

FY2021 Full Year
Adj. Operating Margin

Core Margin Expansion

+190bps of core margin expansion from continuing operations

Organic revenue growth coupled with operational efficiency gains and disciplined expense management helped drive continuing operations margin expansion

+190bps	18.0%
FY 2021	Q4 2021

Transformation Program

$20M

of Run-Rate Savings to be realized in FY2022

Transformation Program Underway

For the year ended December 31, 2021, restructuring charges totaled $26 million

From the actions taken in 2021, we expect to have annualized savings of $20 million primarily from the reduction of real estate costs, the benefits of which will be recognized in 2022

Free Cash Flow[2,3]

$1.9B

FY2021 Full Year
Free Cash Flow

+23%	$1.6B
FY2021 Growth %	FY 2020

Significant Cash Generation

FCF includes net $948 million of deal termination income receipt. This was partially offset by $383 million in tax payments primarily related to the disposal of Willis Re, $185 million in net legal settlement payments and $250 million of incentives and benefit-related items. **Absent these items, FCF growth would have been 15%**

1 Continuing operations excludes the operating results of Willis Re which have been reclassified as discontinued operations
2 Signifies Non-GAAP financial measures. See appendix for Non-GAAP reconciliations
3 Includes discontinued operations

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Organic Growth Across All Segments From Continuing Operations

Our unwavering commitment to our clients and colleagues is key to our growth

Organic Revenue Growth %

	Q4 2020	Q4 2021	FY2020	FY2021
Human Capital & Benefits	-1%	**3%**	0%	**3%**
Corporate Risk & Broking	-1%	**1%**	1%	**5%**
Investment, Risk & Reinsurance[1]	1%	**32%**	4%	**16%**
Benefits Delivery & Administration	16%	**5%**	10%	**10%**
WTW	2%	**4%**	2%	**6%**

1 IRR segment results as presented for Q4 2021 and FY2021 excludes the operating results of Willis Re which have been reclassified as discontinued operations

HCB organic revenue growth was led by Technology and Administrative due to new project and client activity in Great Britain and Western Europe. Health and Benefits also contributed strong growth, primarily due to increased consulting assignments in North America and revenue recorded in connection with a book-of-business settlement. Talent and Rewards revenue growth was driven by strong market demand for reward-based advisory services and compensation benchmarking products. Retirement revenue declined nominally for the quarter.

CRB was led by North America primarily due revenue recorded in connection with book-of-business sales as a result of prior colleague departures. Revenue in International increased from new business in M&A and Construction alongside strong renewals. Revenue in Western Europe and Great Britain was down due to challenges related to senior staff departures and lost business, respectively.

IRR organic revenue increased due to growth in the Insurance Consulting and Technology and Investment businesses, as well as a book-of-business settlement. Investment revenue grew, driven by its expanded client base. Advisory-related fees led the revenue growth in the Insurance Consulting and Technology business alongside software sales. IRR revenue excludes the Reinsurance line of business which has been reported as discontinued operations.

BDA was led by Individual Marketplace, primarily due to a favorable shift in revenue timing alongside continued growth in the direct-to-consumer business. TRANZACT generated revenue of $286 million in the fourth quarter. Benefits Outsourcing revenue increased, driven by project work stemming from temporary federal policy changes affecting group healthcare plans.

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wtwco.com Summary of Segment Financial Results Q4 2021 and full year 2021 segment results compared to full year 2020 on a continuing operations basis 7 © 2022 WTW. All rights reserved. As reported, $USD million, except % Q4 2021 FY2021 Revenue Operating Margin % 2 Revenue Operating Margin % 2 Margin Year - over - year Human Capital & Benefits 884 31% 3,447 27% +100 bps Corporate Risk & Broking 882 31% 3,177 23% +180 bps Investment, Risk & Reinsurance 1 199 25% 814 20% +500 bps Benefits Delivery & Administration 729 49% 1,500 22% - 110 bps 1 IRR segment results as presented for Q4 2021 excludes the operating results of Willis Re which have been reclassified as di sco ntinued operations 2 The Operating Margin percentage is rounded

wtwco.com Maintaining a Flexible Balance Sheet Reinforcing our business fundamentals; safeguarding WTW’s financial strength 8 © 2022 WTW. All rights reserved. A disciplined capital management strategy intended to provide WTW with the financial flexibility to reinvest in our businesses, capitalize on market growth opportunities, and support significant value creation for shareholders Our capital structure provides a solid foundation of business strength and reinforces our ability to capture growth in the long - term History of effectively managing our leverage with a commitment to maintaining investment grade credit rating Committed to a disciplined approach to managing outstanding debt and successfully reduced our leverage profile 1 Total Debt equals sum of current debt and long - term debt as shown on the Consolidated Balance Sheets. 2 Signifies Non - GAAP financial measure. See appendix for Non - GAAP reconciliations. $USD million Dec 31, 2020 Dec 31, 2021 Cash and Cash Equivalents 2,039 4,686 Total Debt 1 5,635 4,587 Total Equity 10,932 13,308 Debt to Adj. EBITDA 2 Trailing 12 - month 2.6x 2.0x

A Capital Strategy Fit For The Short & Long-Term

Disciplined approach to capital management

A capital light business model and capital structure to allow flexibility to deploy capital with the goal of creating the most value based on changes in the businesses and/or the macro environment

A strong focus on return on investment to optimize the use of cash

A disciplined approach to managing our pipeline of investment opportunities. Matching capital with opportunities with the goal of yielding the best results for our clients, colleagues, and shareholders

Goals to prioritize use of cash

- Reinvest in our capabilities, businesses, and processes
- Invest in innovation, technology, and new business opportunities
- Return excess cash to shareholders through share repurchase
- Strengthen balance sheet and liquidity
- Sustain dividends and payout ratio
- Pursue opportunistic small tuck-ins and bolt-on M&A to strengthen capabilities and divestitures

CASH RETURNED TO SHAREHOLDERS

$5.3B

FY2016 to FY2021



Share repurchases
Dividends
$595
$396
$199
2016
$986
$709
$277
2017
$908
$602
$306
2018
$479
$150
$329
2019
$346
$346
2020
$2,001
$1,627
$374
2021

MEANINGFUL DIVIDEND GROWTH

+11%

Cash dividend growth
5 years CAGR



Quarterly cash dividend per share
$0.48
2016
$0.53
2017
$0.60
2018
$0.65
2019
$0.71
2020
$0.80
2021
+11%

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Driving Continuous Sustainable Adjusted Operating Margin Improvement

Adjusted Operating Margin %, Continuing Operations

$USD millions except %	Mar 31, 2020	June 30, 2020	Sep 30, 2020	Dec 31, 2020	Full Year 2020	Mar 31, 2021	June 30, 2021	Sep 30, 2021	Dec 31, 2021	Full Year 2021
	Three months ended,					Three months ended,				
Revenue	**$2,122**	**$1,927**	**$1,897**	**$2,669**	**$8,615**	**$2,228**	**$2,091**	**$1,973**	**$2,706**	**8,998**
Salaries and benefits	1,292	1,277	1,238	1,350	5,157	1,419	1,317	1,255	1,262	5,253
Other operating expenses	463	377	370	487	1,697	400	384	385	504	1,673
Depreciation	98	66	73	70	307	71	72	69	69	281
Amortization	120	119	108	114	461	103	97	85	84	369
Restructuring costs	0	0	0	24	24	0	0	0	26	26
Transaction and integration, net	9	14	42	45	110	24	51	-952	71	(806)
Total cost of providing services	**1,982**	**1,853**	**1,831**	**2,090**	**7,756**	**2,017**	**1,921**	**842**	**2,016**	**6,796**
Income from operations	**140**	**74**	**66**	**579**	**859**	**211**	**170**	**1,131**	**690**	**2,202**
Abandonment of long-lived asset	35	0	0	0	35	0	0	0	0	0
Amortization	120	119	108	114	461	103	97	85	84	369
Restructuring costs	0	0	0	24	24	0	0	0	26	26
Transaction & integration, net	9	14	42	45	110	24	51	-952	71	-806
Provision for significant litigation	0	0	15	50	65	0	0	0	0	0
Adjusted operating income	**304**	**207**	**231**	**812**	**1,554**	**338**	**318**	**264**	**871**	**1,791**
Adjusted operating margin %	**14.3%**	**10.7%**	**12.2%**	**30.4%**	**18.0%**	**15.2%**	**15.2%**	**13.4%**	**32.2%**	**19.9%**

Income and margin as reported above does not reflect any reimbursement that may be received under a Transition Services Agreement following the completion of the Willis Re disposition

FY 2021

Continuing operations adjusted operating margin



+190bps
adj operating margin improvement
18.0%
19.9%
2020
2021
Years Ended December 31,

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Building Upon a Solid Foundation for 2022[1]

FY2022 Revenue Growth	**Expect to deliver mid-single digit organic revenue growth**
FY2022 Adjusted Margin Improvement	**Expect to deliver adjusted operating margin expansion for full year 2022**
FY2022 Foreign Currency Impact on Adjusted EPS	**Expect approximately $0.15-$0.20 headwind on Adj. EPS at today's rates**
FY2022 Other Income	**Expect ~$20 million year-over-year decline in non-cash pension income** *Excludes items that could be favorable or unfavorable in any given period*
FY2022 Transformation Program	**Expect to deliver $30m of run-rate savings**

1 Reflects the Company's current beliefs and expectations as of February 8, 2022 and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature. Please refer to Slide 2 for WTW's full forward-looking statements.

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wtwco.com Appendix: Reconciliation of Non - GAAP Measures & Restatement for Continuing Operations © 2022 WTW. All rights reserved.

wtwco.com Appendix 1: Constant currency and organic revenue change As reported, USD millions, except % 13 © 2022 WTW. All rights reserved. Components of Revenue Change ( i ) Three Months Ended December 31, As Reported Currency Constant Currency Acquisitions/ Organic 2021 2020 % Change Impact Change Divestitures Change Human Capital & Benefits $ 884 $ 865 2% (1)% 3% 0% 3% Corporate Risk & Broking 882 888 (1)% (2)% 1% 0% 1% Investment, Risk & Reinsurance 199 205 (2)% 0% (2)% (34)% 32% Benefits Delivery & Administration 729 693 5% 0% 5% 0% 5% Segment Revenue 2,694 2,651 2% (1)% 2% (2)% 5% Reimbursable expenses and other 12 18 Revenue $ 2,706 $ 2,669 1% (1)% 2% (2)% 4% Components of Revenue Change ( i ) Years Ended December 31, As Reported Currency Constant Currency Acquisitions/ Organic 2021 2020 % Change Impact Change Divestitures Change Human Capital & Benefits $ 3,447 $ 3,278 5% 2% 3% 0% 3% Corporate Risk & Broking 3,177 2,977 7% 2% 5% 0% 5% Investment, Risk & Reinsurance 814 921 (12)% 3% (15)% (31)% 16% Benefits Delivery & Administration 1,500 1,359 10% 0% 10% 1% 10% Segment Revenue 8,938 8,535 5% 2% 3% (3)% 6% Reimbursable expenses and other 60 80 Revenue $ 8,998 $ 8,615 4% 2% 2% (3)% 6% ( i ) Components of revenue change may not add due to rounding

wtwco.com Appendix 2: Adjusted operating income and margin, adjusted EBITDA and margin, free cash flow As reported, USD millions, except % 14 © 2022 WTW. All rights reserved. Years Ended December 31, 2021 2020 Cash flows from operating activities $ 2,061 $ 1,774 Less: Additions to fixed assets and software for internal use (148) (223) Free Cash Flow $ 1,913 $ 1,551 Three Months Ended December 31, 2021 2020 Income from operations $ 690 25.5% $ 579 21.7 % Adjusted for certain items: Amortization 84 114 Restructuring costs 26 24 Transaction and integration, net 71 45 Provision for significant litigation — 50 Adjusted operating income $ 871 32.2% $ 812 30.4 % Years Ended December 31, 2021 2020 Income from operations $ 2,202 24.5% $ 859 10.0 % Adjusted for certain items: Abandonment of long - lived asset — 35 Amortization 369 461 Restructuring costs 26 24 Transaction and integration, net (806) 110 Provision for significant litigation — 65 Adjusted operating income $ 1,791 19.9% $ 1,554 18.0 % Three Months Ended December 31, 2021 2020 Net Income $ 2,407 89.0% $ 483 18.1 % Income from discontinued operations, net of tax (1,833) (5) Provision for income taxes 150 116 Interest expense 50 60 Depreciation 69 70 Amortization 84 114 Restructuring costs 26 24 Transaction and integration, net 71 45 Provision for significant litigation — 50 Loss on disposal of operations 1 2 Adjusted EBITDA and Adjusted EBITDA Margin $ 1,025 37.9% $ 959 35.9 % Years Ended December 31, 2021 2020 Net Income $ 4,236 47.1% $ 1,020 11.8 % Income from discontinued operations, net of tax (2,080) (258) Provision for income taxes 536 249 Interest expense 211 244 Depreciation ( i ) 281 307 Amortization 369 461 Restructuring costs 26 24 Transaction and integration, net (806) 110 Provision for significant litigation — 65 Gain on disposal of operations (379) (81) Adjusted EBITDA and Adjusted EBITDA Margin $ 2,394 26.6% $ 2,141 24.9% ( i ) Includes abandonment of long - lived asset of $35 million for the year ended December 31, 2020.

wtwco.com Appendix 3: Adjusted net income and adjusted diluted earnings per share As reported, USD millions, except % and EPS 15 © 2022 WTW. All rights reserved. Three Months Ended December 31, 2021 2020 Net Income attributable to WTW $ 2,402 $ 476 Adjusted for certain items: Income from discontinued operations, net of tax (1,833) (5) Amortization 84 114 Restructuring costs 26 24 Transaction and integration, net 71 45 Provision for significant litigation — 50 Loss on disposal of operations 1 2 Tax effect on certain items listed above ( i ) (41) (53) Tax effect of the CARES Act — 23 Adjusted Net Income $ 710 $ 676 Weighted - average shares of common stock, diluted 125 130 Diluted Earnings Per Share $ 19.19 $ 3.66 Adjusted for certain items: (ii) Income from discontinued operations, net of tax (14.64) (0.04) Amortization 0.67 0.88 Restructuring costs 0.21 0.18 Transaction and integration, net 0.57 0.35 Provision for significant litigation — 0.38 Loss on disposal of operations 0.01 0.02 Tax effect on certain items listed above ( i ) (0.33) (0.41) Tax effect of the CARES Act — 0.18 Adjusted Diluted Earnings Per Share $ 5.67 $ 5.19 Years Ended December 31, 2021 2020 Net Income attributable to WTW $ 4,222 $ 996 Adjusted for certain items: Income from discontinued operations, net of tax (2,080) (258) Abandonment of long - lived asset — 35 Amortization 369 461 Restructuring costs 26 24 Transaction and integration, net (806) 110 Provision for significant litigation — 65 Gain on disposal of operations (379) (81) Tax effect on certain items listed above ( i ) 103 (149) Tax effect of statutory rate change 40 — Tax effect of the CARES Act — 61 Adjusted Net Income $ 1,495 $ 1,264 Weighted - average shares of common stock, diluted 129 130 Diluted Earnings Per Share $ 32.78 $ 7.65 Adjusted for certain items: (ii) Income from discontinued operations, net of tax (16.15) (1.98) Abandonment of long - lived asset — 0.27 Amortization 2.86 3.54 Restructuring costs 0.20 0.18 Transaction and integration, net (6.26) 0.84 Provision for significant litigation — 0.50 Gain on disposal of operations (2.94) (0.62) Tax effect on certain items listed above ( i ) 0.79 (1.14) Tax effect of statutory rate change 0.31 — Tax effect of the CARES Act — 0.47 Adjusted Diluted Earnings Per Share $ 11.60 $ 9.71 ( i ) The tax effect was calculated using an effective tax rate for each item. (ii) Per share values and totals may differ due to rounding.

wtwco.com Appendix 4: Adjusted income before taxes and adjusted income tax rate As reported, USD millions, except % 16 © 2022 WTW. All rights reserved. Years Ended December 31, 2021 2020 Income from continuing operations before income taxes $ 2,692 $ 1,011 Adjusted for certain items: Abandonment of long - lived asset — 35 Amortization 369 461 Restructuring costs 26 24 Transaction and integration, net (806) 110 Provision for significant litigation — 65 Gain on disposal of operations (379) (81) Adjusted income before taxes $ 1,902 $ 1,625 Provision for income taxes $ 536 $ 249 Tax effect on certain items listed above ( i ) (103) 149 Tax effect of statutory rate change (40) — Tax effect of the CARES Act — (61) Adjusted income taxes $ 393 $ 337 U.S. GAAP tax rate 19.9% 24.7 % Adjusted income tax rate 20.7% 20.8% ( i ) The tax effect was calculated using an effective tax rate for each item. Three Months Ended December 31, 2021 2020 Income from continuing operations before income taxes $ 724 $ 594 Adjusted for certain items: Amortization 84 114 Restructuring costs 26 24 Transaction and integration, net 71 45 Provision for significant litigation — 50 Loss on disposal of operations 1 2 Adjusted income before taxes $ 906 $ 829 Provision for income taxes $ 150 $ 116 Tax effect on certain items listed above ( i ) 41 53 Tax effect of the CARES Act — (23) Adjusted income taxes $ 191 $ 146 U.S. GAAP tax rate 20.8% 19.6 % Adjusted income tax rate 21.1% 17.7%

Appendix 5: Restated Income Statement For Continuing Operations

$USD millions	Three months ended,						Three months ended,				
	Mar 31, 2020	June 30, 2020	Sep 30, 2020	Dec 31, 2020	**Full Year 2020**		Mar 31, 2021	June 30, 2021	Sep 30, 2021	Dec 31, 2021	**Full Year 2021**
Revenue	**$2,122**	**$1,927**	**$1,897**	**$2,669**	**$8,615**		**$2,228**	**$2,091**	**$1,973**	**$2,706**	**8,998**
Salaries and benefits	1,292	1,277	1,238	1,350	5,157		1,419	1,317	1,255	1,262	5,253
Other operating expenses	463	377	370	487	1,697		400	384	385	504	1,673
Depreciation	98	66	73	70	307		71	72	69	69	281
Amortization	120	119	108	114	461		103	97	85	84	369
Restructuring costs	0	0	0	24	24		0	0	0	26	26
Transaction and integration expenses	9	14	42	45	110		24	51	(952)	71	(806)
Total cost of providing services	**1,982**	**1,853**	**1,831**	**2,090**	**7,756**		**2,017**	**1,921**	**842**	**2,016**	**6,796**
Income from operations	**140**	**74**	**66**	**579**	**859**		**211**	**170**	**1,131**	**690**	**2,202**
Interest expense	(61)	(62)	(61)	(60)	(244)		(59)	(52)	(50)	(50)	(211)
Other income, net	89	76	156	75	396		438	74	105	84	701
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	**168**	**88**	**161**	**594**	**1,011**		**590**	**192**	**1,186**	**724**	**2,692**
Provision for income taxes	(38)	(53)	(42)	(116)	(249)		(44)	(75)	(267)	(150)	(536)
INCOME FROM CONTINUING OPERATIONS	**130**	**35**	**119**	**478**	**762**		**546**	**117**	**919**	**574**	**2,156**
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	**183**	**67**	**3**	**5**	**258**		**190**	**69**	**(12)**	**1,833**	**2,080**
NET INCOME	**313**	**102**	**122**	**483**	**1,020**		**736**	**186**	**907**	**2,402**	**4,236**
Income attributable to non-controlling interests	(8)	(8)	(1)	(7)	(24)		(3)	(2)	(4)	(5)	(14)
NET INCOME ATTRIBUTABLE TO WTW	**305**	**94**	**121**	**476**	**996**		**733**	**184**	**903**	**2,402**	**4,222**

Amounts may include rounded values

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wtwco.com 18 © 2022 WTW. All rights reserved. About WTW WTW (NASDAQ: WTW) is a leading global advisory, broking and solutions company that provides data - driven, insight - led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our more than 44,000 colleagues serving more than 140 countries and markets, we help sharpen strategies, enhance organizational resilience, motivate workforces and maximize performance, we design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success – and provide perspective that moves you. Learn more at wtwco.com.